Exhibit 99.2

Consent of Ladenburg Thalmann & Co. Inc.

July 1, 2020

To the Board of Directors of DelMar Pharmaceuticals, Inc

12707 High Bluff Drive

Suite 200

San Diego, CA, 92130

Re: Registration Statement on Form S-4 of DelMar Pharmaceuticals, Inc.

Members of the Board:

We hereby consent to: (i) the inclusion of our opinion letter, dated June 9, 2020, to the Board of Directors of DelMar Pharmaceuticals, Inc. (“DelMar”) as Annex D to the proxy statement/prospectus/information statement that forms part of the Registration Statement on Form S-4 of DelMar (the “Registration Statement”) filed on July 1, 2020; and (ii) the references made to our firm and such opinion in such Registration Statement under the captions “Summary of the Proxy Statement/Prospectus/Information Statement—Opinion of Ladenburg,” “Risk Factors—Risks Related to the Merger— The Adgero Forecasts considered by DelMar and Ladenburg may not be realized, which may adversely affect the market price of DelMar Common Stock following the completion of the Merger,” “Risk Factors—Risks Related to the Merger—The opinion of Ladenburg will not be updated to reflect changes in circumstances between the signing of the Merger Agreement on June 9, 2020 and the completion of the Merger,” “The Merger—Background of the Merger,” “The Merger—DelMar’s Reasons for the Merger,” “The Merger—Certain Adgero Unaudited Projected Financial Information,” and “The Merger—Opinion of Ladenburg.” Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ladenburg Thalmann & Co. Inc.
LADENBURG THALMANN & CO. INC.

LADENBURG THALMANN & CO. INC.

277 Park Avenue, 26th Floor

New York, NY 10172

Phone 212.409.2000 Fax 212.308.2203

MEMBER NYSE, NYSE Amex, FINRA, SIPC